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Exhibit 99.2

PLEASE SEE REVERSE SIDE FOR
THREE EASY WAYS TO VOTE!

\*/ TO VOTE BY MAIL, PLEASE DETACH HERE \*/

CB BANCSHARES, INC.
201 Merchant Street, Honolulu, Hawaii

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 13, 2004

        The undersigned stockholder(s) of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints Colbert M. Matsumoto and Maurice H. Yamasato and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the Special Meeting of Bancshares shareholders to be held on September 13, 2004, at 9:00 a.m., Hawaii Standard Time, at Dole Cannery, Second Floor, Lanai Ballroom, 735 Iwilei Road, Honolulu Hawaii, and at any adjournment or postponement thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on July 19, 2004, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING.

Whether or not you plan to attend the meeting, please take a moment today to vote your shares of CB Bancshares, Inc. common stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free at 1-866-235-8906 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Telephone voting is available for residents of the U.S. and Canada only.)

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/cbbi, and follow the simple instructions on the screen. Please note you must type an "s" after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: CB Bancshares, Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

\*/ TO VOTE BY MAIL, PLEASE DETACH HERE \*/
☒ Please mark your votes as indicated in this example.
		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to Approve the Agreement and Plan of Merger, dated as of April 22, 2004, by and between CB Bancshares, Inc. and Central Pacific Financial Corp. pursuant to which CB Bancshares will merge with and into Central Pacific; and	☐	☐	☐
2.	To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Signature (title, if any)	Signature, if jointly held	Date:	, 2004
NOTE: Please sign your name exactly as it appears on this Proxy. When shares are holder jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.2